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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-134067, 333-134114, 333-134115, 333-142626, 333-149542, 333-149543, 333-149544 and 333-149545 on Form S-8 and Registration Statement No. 333-136856 on Form S-3 of our report dated February 25, 2008, relating to the consolidated financial statements of The DIRECTV Group, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, and FASB Statement No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plan—an amendment of FASB Statements No. 87, 88, 106 and 132(R)), appearing in the Current Report on Form 8-K/A of Liberty Media Corporation.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 5, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM